Exhibit 10.3

Independent Services Agreement No. ISA-SD-2021 August 1, 2021 Page 1

INDEPENDENT SERVICES AGREEMENT NO. ISA-SD-2021

August 1, 2021

Sean Douglas

***

***

Dear Mr. Douglas:

This letter will confirm our agreement (this “Agreement”) for Sean Douglas (“Contractor”) to provide to Huntsman International LLC, a Delaware limited liability company, for and on behalf of its affiliates (“Huntsman”), during the term of this Agreement and in accordance with the provisions herein contained, independent consulting, advisory, or support services when requested and agreed to by both Huntsman and Contractor (collectively, the “Work”). Contractor agrees to perform all Work hereunder in a good, safe, professional, and lawful manner, consistent with all applicable industry standards.

Contractor will report administratively to, and receive Work assignments from, Peter Huntsman, or other Huntsman representatives as designated by Huntsman from time to time. Contractor shall make all reasonable efforts to be available to perform Work hereunder from time to time as requested by Huntsman and shall complete all such Work in a timely manner.

COMPENSATION.

Huntsman agrees to pay Contractor a fee for Work performed hereunder calculated at the fixed all-inclusive hourly rate of $300.00 per hour for each hour that Work is performed pursuant to this Agreement. Contractor agrees to accept such fee as full compensation for all Work performed by Contractor hereunder. Contractor acknowledges that Contractor is NOT an employee of Huntsman and shall NOT, by reason of this Agreement or any Work performed hereunder, be entitled to participate in any benefit plans available to Huntsman employees.

Contractor will invoice Huntsman monthly for Work performed under this Agreement during the preceding calendar month. Contractor shall send invoices (referencing the above Independent Services Agreement Number) to Huntsman at the following email address: ***@huntsman.com

Contractor represents and warrants to Huntsman that Contractor has a properly issued and validly held social security number or other documentation required to lawfully work in the United States. Huntsman will provide to Contractor an IRS Form 1099 (or equivalent form) in respect of compensation paid to Contractor under this Agreement. Contractor shall be solely responsible for the timely reporting and payment directly to the proper taxing authorities of all foreign, federal, state, and local taxes applicable to compensation paid to Contractor hereunder.

TERM AND TERMINATION.

The term of this Agreement shall be for a period commencing on August 1, 2021, and expiring at close of business on July 31, 2023 (the “Term”); provided, however, that Huntsman or Contractor may terminate this Agreement at any time, with or without cause, by giving the other party at least thirty (30) days prior written notice of such termination. Upon expiration or earlier termination of this Agreement, Contractor shall provide a list of pending projects.

Independent Services Agreement No. ISA-SD-2021 August 1, 2021 Page 2

CONFIDENTIAL INFORMATION.

In connection with this Agreement, Huntsman has disclosed or will disclose to Contractor, or Contractor has obtained or will obtain, directly or indirectly, by visual, oral, written (via whatsoever media), or other means, commercial or technical information of Huntsman or its affiliates or their licensors or others, including without limitation information relating to financial performance, products, product formulations, catalysts, evaluations, studies, data, ideas, plans, programs, suppliers, materials, customers, plants, equipment, processes, techniques, manufacturing, marketing, operations, personnel, research and development, know-how, or technology (collectively, the “Confidential Information”). Contractor agrees to use the Confidential Information only during the term of this Agreement and only for the purpose of performing the Work hereunder. Contractor shall protect the Confidential Information from disclosure to others, using the same degree of care used to protect Contractor’s own confidential or proprietary information of like importance, but no less than a reasonable degree of care. Contractor shall not disclose any Confidential Information to any third party without the prior written consent of Huntsman. Contractor’s obligations under this paragraph are perpetual and shall survive the expiration or earlier termination of this Agreement.

The restrictions contained in the preceding paragraph on use and disclosure of Confidential Information shall not apply to information that: (a) Was publicly known at the time of the communication thereof to Contractor; (b) becomes publicly known through no fault of Contractor subsequent to the time of the communication thereof to Contractor; (c) was in Contractor’s possession free of any obligation of confidence at the time of the communication thereof to Contractor; (d) is developed by Contractor independently of and without reference to any of the Confidential Information or other information that Huntsman or its affiliates have disclosed in confidence to any third party; or (e) is rightfully obtained by Contractor from third parties authorized to make such disclosure without restriction.

If Contractor is required by law, regulation, or court order to disclose any Confidential Information, Contractor shall promptly notify Huntsman in writing prior to making any such disclosure in order to facilitate Huntsman seeking a protective order or other appropriate remedy from the proper authority. Contractor agrees to cooperate with Huntsman in seeking such order or other remedy. All Confidential Information disclosed or obtained under this Agreement (including information in computer software or held in electronic or magnetic storage media) shall be and remain (as between the parties) the property of Huntsman. All such information in tangible form shall be returned to Huntsman promptly upon written request or upon the termination or expiration of this Agreement and shall not thereafter be retained in any form by Contractor.

OWNERSHIP OF WORK PRODUCT AND INVENTIONS.

All reports, drawings, data, models, correspondence, specifications, manuals, programs, and other documentation (in whatsoever media) provided to Huntsman by Contractor in connection with the Work (collectively, the “Work Product”) shall be “works made for hire” and all such Work Product, including the copyright therein, shall belong to and be the sole property of Huntsman, and may be utilized by Huntsman for any purpose at any location. If any Work Product shall for any reason be determined not to be “works made for hire,” then Contractor hereby assigns and transfers to Huntsman all of Contractor’s right, title, and interest in such Work Product. If any Work Product includes any materials previously patented or copyrighted by Contractor, then Contractor hereby grants to Huntsman and its affiliates irrevocable, non-exclusive, transferable, royalty free licenses under each such patent or copyright to employ or reproduce such Work Product in any manner for sale, distribution, or use.

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All rights, both foreign and domestic to the United States, in and to all Contract Inventions (as defined in the next sentence) shall belong to and be the sole property of Huntsman. “Contract Inventions” means all inventions, discoveries, and improvements invented or conceived, in connection with performance of any Work, by Contractor alone or jointly with any employees, agents, contractors, or representatives of Huntsman or its affiliates. Contractor shall promptly disclose to Huntsman all Contract Inventions and shall execute and deliver to Huntsman without charge any documents reasonably requested by Huntsman to obtain or enforce any United States or foreign patents based thereon.

INDEPENDENT CONTRACTOR.

Contractor shall perform its obligations hereunder as an independent contractor, and nothing contained herein shall be deemed to create a relationship of employer-employee, master-servant, agency, partnership, or joint venture. Contractor shall have no authority to bind Huntsman to any agreements or other commitments. Contractor shall inform all persons with whom Contractor has dealings on behalf of Huntsman that Contractor is an independent contractor, and NOT an employee of Huntsman. Contractor shall NOT, explicitly or implicitly, give any appearance of having specific or apparent authority to bind Huntsman to any agreements or other commitments.

NOTICES.

Except for routine communications in the course of performance of this Agreement, which may be transmitted in accordance with any procedures established by agreement or acquiescence of the parties, all notices and other communications hereunder shall be in writing and shall be deemed to have been given and received when delivered by hand, or when sent by facsimile (with confirmation of receipt), or three days after sent by registered or certified US mail (one business day in the case of express US mail), or one business day after sent by reputable overnight courier service, in each case postage or delivery prepaid and addressed to the respective party at its address specified on the first page of this Agreement, or at such other address as such party may hereafter designate by written notice to the other party as herein provided.

INSURANCE, COMPLIANCE, AND LICENSES.

Contractor has and shall at all times maintain in effect all licenses, permits, approvals, and certifications required on the part of Contractor by applicable Laws (as defined below) to perform any Work under this Agreement. In connection with performing Work hereunder, Contractor shall comply strictly with all applicable federal, state, local, and foreign laws, statutes, ordinances, regulations, rules, and orders (collectively, “Laws”), including without limitation those Laws pertaining to insurance (including, without limitation, automobile insurance), licensing, health, safety, taxes, natural resources, or the environment. Contractor shall at all times perform the Work and take all safety precautions and similar measures as may be warranted by the prevailing circumstances, applicable Laws, or Contractor’s or Huntsman’s applicable health and safety rules and requirements.

GENERAL PROVISIONS.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to its conflicts of law rules or principles. The parties hereby expressly and irrevocably waive the right to a trial by jury in any and all actions or proceedings brought with respect to any provision of this Agreement or the enforcement or interpretation thereof or with respect to any claims arising out of or related to this Agreement.

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Contractor shall not have the right to assign (directly or indirectly or by operation of law or otherwise) or delegate this Agreement or any of its rights or obligations hereunder without the prior written consent of Huntsman in each specific instance. Any attempted assignment or delegation without Huntsman’s consent shall be void ab initio. Acceptance by either party of any performance less than required by this Agreement shall not be deemed to be a waiver of the rights of such party to enforce all of the terms and conditions of this Agreement. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision hereof, whether or not similar, nor shall any waiver constitute a continuing waiver. No amendments, modifications, alterations, or waivers of the terms of this Agreement shall be binding unless made in writing and executed by both of the parties hereto.

The provisions of this Agreement are severable. If any provision hereof should be void, voidable, or unenforceable under any applicable Laws, such void, voidable, or unenforceable provision shall not affect or invalidate any other provision of this Agreement, and this Agreement shall continue to govern the relative rights and duties of the parties as though the void, voidable, or unenforceable provision were not a part hereof. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. Counterparts and signatures transmitted by facsimile shall be valid as originals.

This Agreement and the other documents expressly referenced herein constitute the entire Agreement between the parties hereto with respect to the independent consulting, advisory, or support services provided by Contractor hereunder. Words used herein, regardless of the number or gender specifically used, shall be deemed and construed to include any other number (singular or plural) or any other gender (masculine, feminine, or neuter). As used in this Agreement: “person” shall mean an individual, corporation, company, partnership, association, trust, governmental authority or agency, or other entity or any combination thereof; “including” (and similar terms) shall mean “including without limitation” (and similarly for similar terms); “or” shall have the inclusive meaning represented by the phrase “and/or”; and “affiliate” shall mean, with respect to a specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

[Signature Page Follows]

Independent Services Agreement No. ISA-SD-2021 August 1, 2021 Page 5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

HUNTSMAN INTERNATIONAL LLC

By:	/s/ Wade Rogers

Name:	Wade Rogers

Title:	Senior Vice President, Global Human Resources and Chief Compliance Officer

ACCEPTED AND AGREED to this 31st day

of July, 2021

SEAN DOUGLAS

By:	/s/ Sean Douglas

Name:	Sean Douglas

Title:	Contractor / Consultant